UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2007

NAYNA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-13822	83-0210455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4699 Old Ironsides Drive, Suite 420
SANTA CLARA, CALIFORNIA 95054
(Address of principal executive offices, including zip code)

(408) 956-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2007, Nayna Networks, Inc. (“Nayna”) entered into a Membership Purchase Agreement (the “Agreement”) with Professional Satellite & Communications, LLC (“ProSAT”) and all of its members, which provides for the acquisition of all outstanding membership interests of ProSAT. ProSAT is a privately held company located in San Diego, California, that provides residential broadband satellite solutions.

Pursuant to the terms of the definitive agreement, Nayna will acquire all of ProSAT’s outstanding membership interests in an all-stock transaction that is anticipated to close within 30 days. At closing, Nayna will issue 16 million shares of restricted Nayna stock to the members of ProSAT. In addition, 2 million of the shares to be issued at closing will be held in escrow for fifteen months to satisfy any indemnification claims by Nayna. Additionally 2 million shares will be issued in the form of stock options to current ProSAT employees after the formal close of this transaction. The transaction is subject to applicable regulatory approval and other customary closing conditions and is expected to close in February 2007. A copy of the Agreement is attached hereto as Exhibit 10.1. A copy of the press release announcing the signing of the Agreement is attached hereto as Exhibit 99.1.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 31, 2007, the Nayna board of directors (the “Board”) elected Dr. Won-Gil Choe to the Board. There are no arrangements or understandings between Dr. Choe and any other persons pursuant to which he was appointed as a director. The Board determined that Dr. Choe does not have any material relationship with Nayna and is otherwise “independent” in accordance with the applicable listing requirements of the Nasdaq Stock Market and the rules and regulations of the SEC.

Prior to his appointment to the Board, Dr. Choe did not own any shares of Nayna. On January 31, 2007, the Board granted Dr. Choe pursuant to Nayna’s 2006 Executive Stock Plan, a nonqualified stock option to purchase 350,000 shares of Nayna common stock, which shall vest one-third upon the date of grant and then monthly, in twenty-four equal installments over two years. A copy of the press release announcing the election of new members of the Board is attached hereto as Exhibit 99.2.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description

10.1	Membership Purchase Agreement by and among Nayna Networks, Inc., Professional Satellite & Communications, LLC and its members dated January 31, 2007.
99.1	Press Release, dated February 6, 2007, announcing the signing of the Membership Purchase Agreement with Professional Satellite & Communications, LLC and its members.
99.2	Press Release, dated February 6, 2007, announcing the election of a new member to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAYNA NETWORKS, INC.

By:	/s/ Naveen S. Bisht
Naveen S. Bisht Chief Executive Officer

Date: February 6, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Membership Purchase Agreement by and among Nayna Networks, Inc., Professional Satellite & Communications, LLC and its members dated January 31, 2007.
99.1	Press Release, dated February 6, 2007, announcing the signing of the Membership Purchase Agreement with Professional Satellite & Communications, LLC and its members.
99.2	Press Release, dated February 6, 2007, announcing the election of a new member to the Board.